Exhibit 10.13

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***].  CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE ("Agreement") is made and entered into as of  December 14, 2012, by and between IRONCLAD PERFORMANCE WEAR CORPORATION (“Ironclad” or “Company”), SCOTT JARUS, SCOTT ALDERTON, EDUARD A. JEAGER, R.D. PETE BLOOMER, VAYNE CLAYTON and DAVID JACOBS  on the one hand, and KENNETH J. FRANK, RICHARD B. KRONMAN, MICHAEL A. DIGREGORIO, CHARLES H. GIFFEN, CHARLES W. HUNTER and MARCEL SASSOLA (collectively, the “Shareholders”) on the other hand, (each individually a “Party”, and collectively “Parties”), with reference to the following facts:

RECITALS

A.           On April 26, 2012, Richard Kronman filed an action against Ironclad in the Los Angeles Superior Court entitled Richard B. Kronman v. Ironclad Performance Wear Corporation etc., Case No. BC 483223,  (“State Court Action”) on behalf of the Shareholders seeking declaratory and injunctive relief arising out of and related to Kronman’s claim that the Shareholders other than Kronman and Orcutt were entitled to stand for election as directors at the annual meeting of the shareholders of Ironclad that had been noticed for May 23, 2012;

B.           In connection with the State Court Action, Kronman filed two ex parte applications seeking certain immediate relief in connection with the annual meeting of the shareholders of Ironclad, both of which were denied;

           C.           On May 23, 2012, the Company conducted its annual shareholders’ meeting (the “2012 Annual Shareholders’ Meeting”), at which the six persons nominated by the Company to serve as members of the Company’s board of directors (the “Board”), namely, Scott Jarus, Eduard Albert Jaeger, R.D. Pete Bloomer, Vane Clayton, Scott Alderton and David Jacobs (collectively, the “Incumbents”), were elected to serve as the members of the Company’s Board;

D.           On May 29, 2012, Ironclad filed an action in the United States District Court for the Central District of California, Case No. CV12-04669, entitled Ironclad Performance Wear Corporation v. Frank, et al. (“Federal Action”), against the Shareholders (other than John Orcutt) for violation of Federal Securities Laws, Injunctive Relief and Declaratory Relief;

E.           On August 16, 2012, Marcel Sassola (“Sassola”) and Kenneth Frank (“Frank”) filed an amended complaint in the State Court Action as Plaintiffs, notwithstanding the fact that they did not seek relief from the court to substitute in as Plaintiffs in said action;

F.           On August 23, 2012 Sassola and Frank filed an ex parte application to set a hearing pursuant to California Corporations Code Section 709, which was granted by the Court.  The hearing was set for January 24, 2013;

G.           On September 25, 2012, certain of the Parties mediated both the State Court Action and the Federal Action, and in connection therewith entered into a non-binding Memorandum of Understanding (“MOU”) resolving both actions in their entirety.  Attached hereto as Exhibit “1” is a true and correct copy of the MOU.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***].  CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

H.           This Agreement is the formal agreement contemplated by the Parties to resolve the State Court Action and the Federal Action, and supersedes the MOU.

NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:

1.           Recitals.  The Recitals set forth above are incorporated herein by this reference.

2.           Composition of the Board.

a.           At a duly convened Board of Directors meeting held on July 26, 2012, Ironclad increased the number of members on its Board from six (6) members to a current seven (7) member Board, with the additional seat created thereby to remain vacant pending further action of the Board.  Such vacancy will be filled in accordance with Section 2b, below.  The Board presently is comprised of six members and one vacancy.  The members are Scott Jarus, Eduard Jaeger, R.D. Pete Bloomer, Vane Clayton, Scott Alderton and David Jacobs (i.e., the “Incumbents”);

b.           Effective upon execution of this Agreement: (i) Scott Alderton (“Alderton”) will resign from the Company’s Board; (ii) the Board will  appoint Charles H. Giffen (“Giffen”) (who has been interviewed by members of the Board), to serve as a member of the Board to fill the vacancy created by the Company’s action to increase the size of the Board from six (6) to seven (7) members; and, (iii) the Board will  appoint Michael A. DiGregorio (“DiGregorio”) (who has also been interviewed by members of the Board), to serve as a member of the Board to fill the vacancy created by Alderton’s resignation;

c.           In the event either of the two new members, or any successor thereto, later resigns or otherwise ceases to be a member of the Board prior to the next annual shareholders meeting which will occur in 2013 (the “2013 Annual Shareholders’ Meeting”), then that vacancy or those vacancies will be filled as soon as reasonably possible by the Board as then comprised in the exercise of their business judgment from persons proposed by the Shareholders;

d.           In the event that any of Scott Jarus, Vane Clayton or R.D. Pete Bloomer, or any successor thereto resigns or otherwise ceases to be a member of the Board prior to the 2013 Annual Shareholders’ Meeting then that vacancy or those vacancies will be filled as soon as reasonably possible by the Board as then comprised in the exercise of their business judgment, from persons proposed by the Incumbents; and

e.           In the event that David Jacobs, Eduard Jaeger or any successor thereto resigns or otherwise ceases to be a member of the Board prior to the 2013 Annual Shareholders’ Meeting, then that vacancy will be filled as soon as reasonably possible by the Board as then comprised in the exercise of their business judgment, by a person mutually acceptable to the Incumbents and the Shareholders.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***].  CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

f.           Section 2, and each subsection thereof, will expire automatically upon the conclusion of the 2013 Annual Shareholders Meeting unless terminated earlier pursuant to Section 4 hereof.

3.           Election of Directors at the 2013 Annual Shareholders’ Meeting. The Parties agree that the persons to be nominated to be members of the Board at the 2013 Annual Shareholders’ Meeting shall be the persons who are members of the Board pursuant to Section 2 hereof.  The Parties also agree that each of the Shareholders and each of Eduard Jaeger and Scott Jarus (who individually are parties to the voting agreement referenced below), each will vote all of their Company stock in favor of those nominees at or in connection with the 2013 Annual Shareholders’ Meeting.  To effectuate this agreement, the Parties agree as follows:

a.           The Board as comprised pursuant to Section 2 hereof will nominate each and every member of the Board as then comprised to stand for election at the 2013 Annual Shareholders’ Meeting;

b.           The Shareholders together with Eduard Jaeger and Scott Jarus individually, will enter into a shareholder voting agreement in the form attached hereto as Exhibit “2”, to which Ironclad will be a party with the same rights to enforce that agreement as the other parties thereto;

c.           The Shareholders, together with Eduard Jaeger and Scott Jarus, each will deliver to the Company, within ten business days of the Company filing with the United States Securities and Exchange Commission a definitive proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Company’s 2013 Proxy Statement”), proxies in the form provided by the Company, which proxies shall be completed to vote all Company stock legally and/or beneficially owned by each of the Shareholders and by Each of Eduard Jaeger and Scott Jarus for each of the persons nominated by the Company to serve as members of the Board;

d.           It is further agreed that, in the event that any of the Shareholders, Eduard Jaeger and Scott Jarus fail to deliver a proxy or proxies as provided for in the immediately preceding subparagraph, the other Parties hereto, including Ironclad, shall be and are entitled to mandatory injunctive relief requiring the nonperforming Party to perform pursuant to the immediately preceding subparagraph, which mandatory injunctive relief can be obtained from any court of competent jurisdiction;

e.           It is further agreed that Ironclad shall be and hereby is entitled to disregard~~,~~ and to not count any vote by any one required to provide a proxy as provided above, whether at or in connection with the 2013 Annual Shareholders’ Meeting, if such vote is not for the persons nominated by the Company to serve as members of the Board;

f.           The Parties agree that neither they nor any agent of theirs, nor any person acting at their behest, at their direction or under their control or in concert with them, may or shall take any action whatsoever, including but not limited to soliciting proxies or disseminating so-called fight letters, which action directly or indirectly challenges or contests the nominees listed in the Company’s Proxy Statement, or which supports candidates other than those nominated by the Company to be elected as members of the Company’s Board at the 2013 Annual Shareholders’ Meeting; and

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***].  CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

g.           The Parties further agree that, in the event that any of them act or cause actions of the type or nature described in the immediately preceding subparagraph, the other Parties hereto, including Ironclad, shall be and are entitled to injunctive relief limiting and prohibiting such actions, which injunctive relief can be obtained from any court of competent jurisdiction.

4.  [***].

5.           State Court Action and Federal Action.

a.             A Notice of Settlement has been filed in the State Court Action and the Federal Action;

b.           Upon execution of this Agreement by all parties, the State Court Action and the Federal Action will be dismissed by all parties, with prejudice pursuant to Stipulations of Dismissal in the form of Exhibits “3” and “4” hereto; and

c.           The Shareholders will not re-file the State Court Action in any Court, nor will Ironclad re-file the Federal Action in any Court, except as otherwise provided herein. Further, no Party will directly or indirectly initiate any litigation, provide any documents or information to any third party (except as required by law), or cooperate in any way with anyone, in respect of the filing of any action substantially similar to or raising any allegation made or matter raised in or in connection with either the State Court Action or Federal Action.

6.           [***].

7.           Attorney Fees.  No later than one (1) week from execution of this Agreement (or such later date as the Shareholders make the designation required in this Section 7), Ironclad will pay to an attorney’s client trust account designated in writing by each of the Shareholders or their authorized representative, the sum of Forty Thousand Dollars ($40,000.00), as payment in full of any claim for attorney fees and/or costs in connection with the State Court Action, the Federal Action and anything else whatsoever related to the matters resolved herein.  Ironclad shall be permitted to rely upon written notice directing payment of the foregoing, provided that the notice indicates that a copy thereof was sent to Edward Gartenberg, without any liability whatsoever.

8.           Reserved

9.           Default, Retention of Jurisdiction under CCP §664.6.  The Parties hereby stipulate and agree that the Los Angeles Superior Court will retain jurisdiction pursuant to CCP §664.6 to enforce the terms of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***].  CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.         Mutual General Releases.

a.           Effective as of the date of this Agreement, Ironclad and the Incumbents, for themselves and for their respective agents, employees, trustees, trustors, beneficiaries, receivers, corporations, parents, affiliates, subsidiaries, predecessors, successors, assigns, shareholders, officers, directors, partners, partnerships, members, attorneys, representatives, heirs, spouses, executors, administrators, affiliated or related entities and their respective owners, officers, and directors and any other persons or entities who may claim through it, does hereby release the Shareholders, and each of them, absolutely and forever, and discharge all of their respective employees, trustees, trustors, beneficiaries, receivers, corporations, parents, affiliates, subsidiaries, predecessors, successors, assigns, shareholders, officers, directors, partners, partnerships, members, attorneys, representatives, heirs, spouses, executors, administrators, affiliated or related entities and their respective owners, officers, and directors, and each of them, ("Shareholder Releasees”) of and from any and all claims, demands, damages, debts, liabilities, accounts, reckonings, obligations, costs, expenses, liens, actions and causes of action of every kind or nature, including but not limited to the State Court Action and the Federal Action, from the beginning of time to the date of this Agreement (except for any and all demands, damages, debts, liabilities, accounts, reckoning, obligations, costs, expenses, liens, actions and causes of action with respect to obligations created by or arising out of this Agreement).

This general release applies to all of the above claims, causes of action, or otherwise, whether or not any such matters, causes, or things whatsoever were, or could in any way have been, claimed by Ironclad or the Incumbents, against the Shareholder Releasees, or any of them, or otherwise have been or could have been brought or alleged by Ironclad or the Incumbents, or any of them, against the Shareholder Releasees, or any of them, in law or in equity, suits, debts, liens, security interests, claims, demands, damages, losses, costs, attorneys fees or expenses of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, which Ironclad or the Incumbents, at any time heretofore ever had, owned or held, or which it now has, owns or holds.

b.           Effective as of the date of this Agreement, the Shareholders, for themselves and for their respective assigns, agents, employees, shareholders, attorneys, representatives, trustees, heirs, executors, administrators and any other persons or entities who may claim through any or all of them, do hereby release Ironclad and the Incumbents absolutely and forever, and discharge all of its respective employees, trustees, trustors, beneficiaries, receivers, corporations, parents, affiliates, subsidiaries, predecessors, successors, assigns, shareholders, officers, directors, partners, partnerships, members, attorneys, representatives, heirs, spouses, executors, administrators, affiliated or related entities and its respective owners, officers, and directors, and each of them, ("Ironclad Releasees") of and from any and all claims, demands, damages, debts, liabilities, accounts, reckonings, obligations, costs, expenses, liens, actions and causes of action of every kind or nature, including but not limited to the State Court Action and the Federal Action, from the beginning of time to the date of this Agreement (except for any and all demands, damages, debts, liabilities, accounts, reckonings, obligations, costs, expenses, liens, actions and causes of action with respect to the obligations created by or arising out of this Agreement).

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***].  CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

This general release applies to all of the above claims, causes of action, or otherwise, whether or not any such matters, causes, or things whatsoever were, or could in any way have been, claimed by the Shareholders, or any of them, against the Ironclad Releasees, or any of them, or otherwise have been or could have been brought or alleged by the Shareholders, or any of them, against the Ironclad Releasees, or any of them, in law or in equity, suits, debts, liens, security interests, claims, demands, damages, losses, costs, attorneys fees or expenses of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, which the Shareholders or any of them, at any time heretofore ever had, owned or held, or which they now have, own or hold

           11.           Waiver Under Section 1542 of the California Civil Code.  It is the intention of the Parties, in entering into the mutual general releases described hereinabove that the foregoing mutual general releases shall be effective as a bar to the actions, causes of action, suits, claims or demands of every kind, nature or character whatsoever, known or' unknown, suspected or unsuspected, fixed or contingent, referred to above. THE SHAREHOLDERS, INCUMBENTS AND IRONCLAD ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY THEIR OWN RESPECTIVE INDEPENDENT LEGAL COUNSEL AND ARE FAMILIAR WITH THE PROVISIONS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

THE PARTIES EXPRESSLY WAIVE AND RELINQUISH ANY AND ALL RIGHTS OR BENEFITS THEY MAY HAVE UNDER, OR WHICH MAY BE CONFERRED UPON THEM BY, THE PROVISIONS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY WAIVE SUCH RIGHTS OR BENEFITS PERTAINING TO THE SUBJECT MATTER OF THEIR MUTUAL GENERAL RELEASE. In connection with such waiver and relinquishment, the Parties acknowledge that they are aware that they or their attorneys may hereafter discover claims or facts in addition to, or different from, those which they now know or believe to exist with respect to the subject matter of, or any part of, the mutual general release, but that it is nonetheless the intention of the Parties to hereby fully, finally and forever settle and release all disputes and differences, known or unknown, suspected or unsuspected, which do now or may exist, as to the matters released by the mutual general release hereinabove.

12.           Warranty and Indemnification Regarding Non-Assignment of Claims.  The Parties each hereby represent and warrant that he, she, or it is the sole and rightful owner of all rights, title and interests in and to the claims set forth above, and to every other claim or matter which is the subject of the mutual general release hereinabove and that he, she, or it has not heretofore assigned or otherwise transferred, and shall not assign or otherwise transfer, any interest in the claims or any other claims which are the subject of the mutual general release and which he, she, or it may have against the other, or any of them, and has not heretofore created or given rise, and shall not create or give rise, to any lien, charge, encumbrance or other right by which any other person or entity may claim all or any part of the consideration given under this Agreement. The Parties, and each of them, agree to indemnify and hold the other harmless from any liabilities, claims, demands, damages, costs, expenses and attorneys fees incurred as a result of any person or entity asserting any claim or cause of action based upon any such assignment or transfer or purported assignment or transfer, or any such lien, charge or encumbrance.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***].  CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

           13.           Covenant Not To Sue. Each of the Parties covenants and agrees not to bring any claim, action, suit, arbitration or other proceeding against any of the other Parties regarding the matters settled and released by this Agreement, including, but not limited to, any claim, action, suit, arbitration or other proceeding brought or that could have been brought up to the date of this Agreement or after this Agreement except as may be required to enforce the terms of this Agreement, or except as otherwise provided herein.

           14.           Dismissals.  Upon the execution of this Agreement by all Parties, counsel for the Parties will execute such documents as may be necessary to cause the State Court Action and the Federal Action to be dismissed, in their entirety, with prejudice.

           15.           Attorney's Fees And Costs.  Except as otherwise provided above, the Parties shall bear their own respective attorneys' fees and costs paid or incurred by each of them in connection with the matters contained herein and the State Court Action and the Federal Action.

           16.           Representation by Counsel.  Each Party acknowledges that it has had the opportunity to be represented by and rely on counsel of his/her/its own choosing, and/or has been represented by and has relied upon counsel of his/her/its own choosing, in the negotiations for the preparation of this Agreement, that he/she/it has read this Agreement, has had its contents fully explained to it by such counsel and/or has had the opportunity to obtain such an explanation, and is fully aware of and understands all of its terms and the legal consequences thereof. It is acknowledged that each of the Parties hereto, either directly or through its respective counsel, has mutually participated in the preparation of this Agreement, and it is agreed that no provision hereof shall be construed against any Party hereto by virtue of the participation by that Party or his/her/its attorneys in the drafting of this Agreement;

           17.           No Admission of Liability.  This Agreement effects the settlement of all claims, demands, actions, and causes of action which are expressly denied and contested by the Parties. Nothing contained herein shall be construed as an admission by any Party of any liability of any kind to the other Party or to any other person or entity.

           18.           Governing Law, Jurisdiction And Venue.  This Agreement is executed and delivered within the County of Los Angeles, State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California. The parties hereby agree and consent to the exclusive jurisdiction and venue of the Los Angeles County Superior Court and/or the United States District Court, Central District of California, over all matters relating to this Agreement.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***].  CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

           19.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be considered an original and all of which shall together constitute one and the same instrument.

           20.           Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the heirs, permitted assigns, and successors in interest of the parties hereto. Each individual signing this Agreement and each of the parties hereto represent and warrant to the other Party that the individual signing this Agreement has the authority to execute this Agreement and to bind the Party on whose behalf the individual is executing this Agreement.

           21.           Confidentiality.  The parties agree that they, their attorneys and agents will not, at any time, directly or indirectly, except as expressly authorized in writing by the other Party, publicize, divulge, or disclose to any person, entity or media representative the terms of this settlement, except (i) as may be required by law, including the federal securities laws, (ii) a Party may disclose the fact of this settlement, and may further disclose the payment under this agreement to governmental authorities, to whom disclose is required by law, (iii) to legal and financial advisors and accountants, to the extent necessary to receive professional advice with respect to his/her/its legal and financial situation, only if such persons are made aware of and agree to be bound by this confidentiality agreement, and any with respect to the provisions hereof that are absolutely required to be disclosed in connection with the advice sought, (iv) [***] or (v) a court action seeking to enforce one or more provisions of this Agreement which shall be filed under seal to the extent permitted by the Court.

22.           Notice.  All notices and other communications required to be given by this Agreement shall be deemed given upon: (i) the sender's confirmation of receipt of a facsimile transmission to the recipient's facsimile number set forth below, (ii) e-mail, or (iii) delivery by hand to the recipient's address set forth below, (or at such other facsimile number or e-mail address for a Party as such Party may specify by notice given in accordance with this Section).

To Ironclad or the Incumbents:	Scott Jarus, Chairman & CEO 2201 Park Place, Suite 101 El Segundo, CA 90245 Facsimile: (310) 356-3198 Email: scottj@ironclad.com

With a copy to:	Jeffrey F. Gersh, Esq. Gersh | Derby, Attorneys at Law 15821 Ventura Blvd., Suite 515 Encino, CA 91436 Facsimile: (818) 981-4618 Email:jgersh@gershderbylaw.com

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***].  CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

To the Shareholders:	Chas Giffen 908 N. Genesee Avenue, # 3 West Hollywood, CA 90046 Facsimile: 323-650-0467 Email: chasgiffen@gmail.com

With a copy to:	Edward Gartenberg, Esq. Gartenberg Gelfand Hayton & Selden, LLP 801 S. Figueroa Street, Suite 2170 Los Angeles, CA 90017 Facsimile: (213) 542-101 Email: egartenberg@gghslaw.com

All notices, requests, demands, claims, and other communications hereunder shall be in writing, addressed to the intended recipient as set forth on the signature page to this Agreement, and shall be deemed to have been duly given when delivered by the Party providing notice.

23.           Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof including, without limitation that certain Memorandum of Understanding among the Parties dated September 25, 2012. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

24.             Paragraph Headings. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

25.             Severability.  The Parties each covenant and agree that in the event that any provision of this Agreement should be held by a court of competent jurisdiction to be void, voidable, illegal or unenforceable in any respect, the remaining portions thereof and provisions hereof shall nevertheless remain in full force and effect as if such void, voidable or unenforceable provision had never been contained herein.

26.           No Waiver.  No breach of this Agreement or of any provision herein can be waived except by an express written waiver executed by the Party waiving such breach, which waiver shall be effective only as to that Party who executed the waiver. Waiver of any one breach shall not be deemed a waiver of any other breach of the same or other provisions of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***].  CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

27.           Authority.  Each of the Parties further represents and warrants that he, she or it has full mental and legal capacity to enter into and execute this Agreement.  Each person executing this Agreement represents and warrants that he or she  has the right and power to enter into this Agreement on behalf of the Party for whom he or she is representing that he or she is executing it.

DATED: December 14, 2012	IRONCLAD PERFORMANCE WEAR CORPORATION

/s/ Scott Jarus
By: Scott Jarus
Its: Chairman & Chief Executive Officer

DATED: December __, 2012	SHAREHOLDERS

/s/ Kenneth J. Frank
KENNETH J. FRANK BY JUDY FRANK, ATTORNEY-IN-FACT

/s/ Michael A. DiGregorio
MICHAEL A. DIGREGORIO

/s/ Richard B. Kronman
RICHARD B. KRONMAN

/s/ Charles H. Giffen
CHARLES H. GIFFEN

/s/ Charles W. Hunter
CHARLES W. HUNTER

/s/ Marcel Sassola
MARCEL SASSOLA

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***].  CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DATED: December 14, 2012	INCUMBENTS

/s/ Scott Jarus
SCOTT JARUS

/s/ Eduard A. Jaeger
EDUARD A. JAEGER

/s/ R. D. Pete Bloomer
R.D. PETE BLOOMER

/s/ Vane Clayton
VANE CLAYTON

/s/ Scott Alderton
SCOTT ALDERTON

/s/ David Jacobs
DAVID JACOBS